EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Tyme Technologies, Inc. (the “Company”) for the fiscal quarter ended June 30, 2016, to which this Certification is being filed as an exhibit thereto (the “Report”), I, Steve Hoffman, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(a)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m(a) or 78o(d)); and

(b)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company at and for the periods presented therein.

Date:  August 9, 2016

/s/ Steve Hoffman
Steve Hoffman
Chief Executive Officer
(Principal Executive Officer)